Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Incentive Plan of Idera Pharmaceuticals, Inc., of our report dated March 27, 2007, with respect to the financial statements of Idera Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
November 13, 2007